Exhibit 99.1

Keith Bair, Senior Vice President and CFO

keith.bair@FARO.com, 407-333-9911

FARO Reports First Quarter 2012 Sales Growth of 24.1%

Net Income Growth of 108.2%

LAKE MARY, FL, May 1, 2012 – FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the first quarter ended March 31, 2012. Sales in the first quarter of 2012 increased 24.1% to $65.2 million, from $52.6 million in the first quarter of 2011. The Company reported net income increased by 108.2% to $6.7 million, or $0.39 per share, in the first quarter of 2012, from $3.2 million, or $0.20 per share, in the first quarter of 2011.

New order bookings for the first quarter of 2012 were $62.1 million, an increase of 11.1% from $55.9 million in the first quarter of 2011.

“The first quarter was strong. Sales grew 24% and Net Income grew more than 100% compared to the first quarter of 2011. We had good sales growth from our metrology products as well as the Focus Laser Scanner,” stated Jay Freeland, FARO’s President and CEO. “Robust orders growth in Asia continued in the quarter and the Americas had strong demand. However, order intake in the Americas was affected by timing, as a significant number of orders were not received until after the quarter ended. Europe experienced some market softness in the first quarter, but we expect that market to recover during the remainder of 2012.”

Gross margin for the first quarter of 2012 was 57.0%, compared to 57.6% in the first quarter of 2011 and represents continued improvement in our product margins over the past few quarters when the gross margins declined as a result of proportionately higher laser scanner sales, which currently have a lower gross margin relative to the Company’s historical product mix.

The Company’s operating margin for the first quarter increased to 12.9%, compared with 8.2% in the first quarter of 2011. The increase was driven by a combination of continued cost containment and substantial operating leverage on the Company’s cost structure.

“The first quarter was a good start to the year. We are encouraged by the continued strength in demand for our products and the solid leverage we’re getting from our operating model,” Freeland concluded.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for its products, and its future operating results and financial condition. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “intend,” “believe,” “will,” “expect” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products obsolete or less competitive;

•	production delays caused by shortages of raw materials incorporated in the Company’s products;

•	the cyclical nature of the industries of the Company’s customers and material adverse changes in customers’ access to liquidity and capital;

•

declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financing conditions;

•

risks associated with international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

With over 28,000 installations and 14,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement and imaging devices and software used to create digital models — or to perform evaluations against an existing model — for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO’s technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world’s best-selling portable measurement arm — the FaroArm; the world’s best-selling laser tracker — the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Focus 3D Laser Scanner; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 Q family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

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FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	March 31, 2012 (Unaudited)	December 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$73,588	$64,540
Short-term investments	64,993	64,997
Accounts receivable, net	48,731	57,512
Inventories, net	56,342	49,934
Deferred income taxes, net	5,295	5,297
Prepaid expenses and other current assets	11,426	9,207

Total current assets	260,375	251,487

Property and Equipment:
Machinery and equipment	30,248	29,171
Furniture and fixtures	6,066	5,963
Leasehold improvements	10,343	10,233

Property and equipment at cost	46,657	45,367
Less: accumulated depreciation and amortization	(30,677)	(29,134)

Property and equipment, net	15,980	16,233

Goodwill	18,962	18,610
Intangible assets, net	6,790	6,849
Service inventory	18,477	17,316
Deferred income taxes, net	2,349	2,296

Total Assets	$322,933	$312,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,745	$13,396
Accrued liabilities	16,753	18,076
Income taxes payable	746	2,682
Current portion of unearned service revenues	16,475	15,638
Customer deposits	3,933	4,072
Current portion of obligations under capital leases	57	84

Total current liabilities	48,709	53,948
Unearned service revenues - less current portion	9,575	9,540
Deferred tax liability, net	1,159	1,148
Obligations under capital leases - less current portion	392	257

Total Liabilities	59,835	64,893

Shareholders’ Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 17,601,556 and 17,381,110 issued; 16,921,321 and 16,700,875 outstanding, respectively	18	17
Additional paid-in capital	176,897	169,780
Retained earnings	88,110	81,360
Accumulated other comprehensive income	7,148	5,816
Common stock in treasury, at cost - 680,235 shares	(9,075)	(9,075)

Total Shareholders’ Equity	263,098	247,898

Total Liabilities and Shareholders’ Equity	$322,933	$312,791

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	March 31, 2012	April 2, 2011
SALES
Product	$54,424	$42,958
Service	10,805	9,608

Total Sales	65,229	52,566

COST OF SALES
Product	20,506	15,573
Service	7,537	6,721

Total Cost of Sales (exclusive of depreciation and amortization, shown separately below)	28,043	22,294

GROSS PROFIT	37,186	30,272

OPERATING EXPENSES:
Selling	16,038	14,152
General and administrative	6,628	6,590
Depreciation and amortization	1,679	1,614
Research and development	4,408	3,632

Total operating expenses	28,753	25,988

INCOME FROM OPERATIONS	8,433	4,284

OTHER (INCOME) EXPENSE
Interest income	(101)	(26)
Other (income) expense, net	(140)	(129)
Interest expense	13	29

INCOME BEFORE INCOME TAX EXPENSE	8,661	4,410

INCOME TAX EXPENSE	1,911	1,167

NET INCOME	$6,750	$3,243

NET INCOME PER SHARE - BASIC	$0.40	$0.20

NET INCOME PER SHARE - DILUTED	$0.39	$0.20

Weighted average shares - Basic	16,788,241	16,253,121

Weighted average shares - Diluted	17,162,959	16,598,797

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended
(in thousands)	March 31, 2012	April 2, 2011
Net income	$6,750	$3,243
Currency translation adjustments	1,334	2,571

Comprehensive income	$8,084	$5,814

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
(in thousands)	March 31, 2012	April 2, 2011
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$6,750	$3,243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,679	1,614
Compensation for stock options and restricted stock units	773	642
Provision for bad debts	11	329
Deferred income tax (benefit) expense	(5)	291
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	9,254	5,412
Inventories, net	(6,432)	(7,525)
Prepaid expenses and other current assets	(1,979)	(509)
Income tax benefit from exercise of stock options	(1,056)	(237)
Increase (decrease) in:
Accounts payable and accrued liabilities	(4,290)	(2,447)
Income taxes payable	(774)	(742)
Customer deposits	(258)	762
Unearned service revenues	661	1,389

Net cash provided by operating activities	4,334	2,222

INVESTING ACTIVITIES:
Purchases of property and equipment	(703)	(1,183)
Payments for intangible assets	(193)	(294)

Net cash (used in) investing activities	(896)	(1,477)

FINANCING ACTIVITIES:
Payments on capital leases	(131)	(22)
Income tax benefit from exercise of stock options	1,056	237
Proceeds from issuance of stock, net	5,288	2,529

Net cash provided by financing activities	6,213	2,744

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(603)	(929)

INCREASE IN CASH AND CASH EQUIVALENTS	9,048	2,560

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	64,540	50,722

CASH AND CASH EQUIVALENTS, END OF PERIOD	$73,588	$53,282